Exhibit 10.4
JONES SODA CO.
2011 INCENTIVE PLAN
RESTRICTED STOCK AWARD NOTICE
     Jones Soda Co. (the “Company”) hereby grants to you a Restricted Stock Award (the “Award”) for shares of the Company’s Common Stock under the Company’s 2011 Incentive Plan (the “Plan”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Award Notice (the “Award Notice”) and in the Restricted Stock Award Agreement and the Plan, which are incorporated into the Award Notice in their entirety.

Participant:

Grant Date:

Vesting Commencement Date:

Number of Shares Subject to the Award (the “Shares”):

Fair Market Value Per Share on Grant Date:	$

Vesting Schedule:
Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Restricted Stock Award Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

JONES SODA CO.	PARTICIPANT

By:	[Name]

Title:

Attachments:
1. Restricted Stock Award Agreement

JONES SODA CO.
2011 INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     Pursuant to your Restricted Stock Award Notice (the “Award Notice”) and this Restricted Stock Award Agreement (this “Agreement”), Jones Soda Co. (the “Company”) has granted you a Restricted Stock Award (the “Award”) under its 2011 Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock indicated in your Award Notice. Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.
     The details of the Award are as follows:
1. Vesting
     The Award will vest and no longer be subject to forfeiture according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). Shares subject to the portion of the Award that has vested and is no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Shares.” Shares subject to the portion of the Award that has not vested and remains subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Shares.” The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Shares are collectively referred to herein as the “Shares”).
2. Termination of Service
     Unless the Committee determines otherwise prior to your Termination of Service, all Unvested Shares will immediately be forfeited to the Company upon your Termination of Service without payment of any consideration to you.
3. Consideration for Award
     The Company acknowledges your payment of full consideration for the Award in the form of services previously rendered and/or services to be rendered hereafter to the Company (in either case, in an amount equal to no less than the aggregate par value of the Shares).
4. Securities Law Compliance
     4.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Shares, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company.
     4.2 You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

     4.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act.
     4.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.
5. Transfer Restrictions
     Any sale, transfer, assignment, pledge, encumbrance, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares will be strictly prohibited and void.
     [Sections 6 is for employees subject to U.S. tax law only:]
6. Section 83(b) Election for Award
     You understand that under Section 83(a) of the Code, the Fair Market Value of the Unvested Shares on the date the forfeiture restrictions lapse will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any Unvested Shares upon your Termination of Service. You understand that you may elect under Section 83(b) of the Code to be taxed at the time the Unvested Shares are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Award.
     You understand that there are significant risks associated with the decision to make an 83(b) Election. If you make and 83(b) Election and the Unvested Shares are subsequently forfeited to the Company, you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election. If you make an 83(b) Election and the value of the Unvested Shares subsequently declines, the 83(b) Election may cause you to recognize more ordinary income than you would have otherwise recognized. On the other hand, if the value of the Unvested Shares increases and you have not made an 83(b) Election, you may recognize more ordinary income than you would have if you had made the election.
     THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B. YOU UNDERSTAND THAT, IF YOU DECIDE TO MAKE AN 83(b) ELECTION, IT IS YOUR RESPONSIBILITY TO FILE SUCH AN ELECTION AND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the receipt of the Unvested Shares under this Agreement and does not purport to be complete. YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO

SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE, AND THE TAX CONSEQUENCES OF YOUR DEATH.
     You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election attached hereto as Exhibit A. You further agree that, if you choose to make an 83(b) Election with the Internal Revenue Service, you will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit B.
7. Book Entry Registration of Shares
     The Company may issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name in which case the applicable restrictions will be noted in the records of the Company’s transfer agent in the book entry system.
8. Stop-Transfer Notices
     You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.
9. Independent Tax Advice
     You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing the Award Notice, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.
10. Tax Withholding
     As a condition to the removal of forfeiture restrictions from your Vested Shares, you agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon receipt of the Shares or as the forfeiture restrictions on any Shares lapse. You may satisfy such withholding obligation by any of the following means or a combination thereof: (a) tendering a cash payment to the Company, (b) having the Company withhold an amount from any cash amount otherwise due or become due from the Company to you, (c) having the Company withhold a number of shares of the Company’s Common Stock that would otherwise become vested under this Agreement (up to the employer’s minimum tax withholding rate) or (d)

surrendering to the Company already owned shares of the Company’s Common Stock (up to the employer’s minimum required tax withholding rate). Notwithstanding the previous sentence, you acknowledge and agree that the Company and any Related Company have the right to deduct from payments of any kind otherwise due to you any federal, state or local taxes of any kind required by law to be withheld with respect the Award.
11. General Provisions
     11.1 Assignment. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors, including, without limitation, one or more of the Company’s shareholders.
     11.2 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
     11.3 Cancellation of Shares. If the Company or its assignees exercises the Company’s forfeiture rights in accordance with the provisions of this Agreement, then, from and after such time, the person from whom such Shares are to be forfeited will no longer have any rights as a recipient of such Shares, such Shares will be deemed forfeited in accordance with the applicable provisions of this Agreement, and the Company or its assignees will be deemed the owner and recipient of such Shares, whether or not any certificates therefor have been delivered as required by this Agreement.
     11.4 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.
     11.5 Agreement Is Entire Contract. This Agreement and the Award Notice constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral and written agreements on the subject. This Agreement and the Award Notice are made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.
     11.6 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
     11.7 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.
     11.8 Shareholder of Record. You will be recorded as a shareholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a shareholder with respect to the Shares.

     11.9 Counterparts. The Award Notice may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.
     11.10 Governing Law. To the extent not otherwise governed by the laws of the United States, this Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to principles of conflicts of law.
12. Section 409A. The Award is intended to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly.
     [Sections 13 and 14 are for non-U.S. employees:]
13. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.
     In accepting the Award, you acknowledge, understand and agree that (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time; (b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if have been granted repeatedly in the past; (c) all decisions with respect to future Award grants, if any, will be at the sole discretion of the Company; (d) you are voluntarily participating in the Plan; (e) the Award and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company, and which is outside the scope of your service contract, if any; (f) the Award and any Shares acquired under the Plan are not intended to replace any compensation; (g) the Award and any Shares acquired under the Plan are not part of normal or expected compensation for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Related Company; (h) the future value of the Award is unknown and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from your Termination of Service by the Company or a Related Company (for any reason whatsoever and whether or not in breach of local laws) and in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Related Company, waive your ability, if any, to bring any such claim, and release the Company or any Related Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; (j) in the event of your Termination of Service (whether or not in breach of local laws), your right to vest in the Award under the Plan, if any, will terminate effective as of the date that you are no longer actively retained and will not be extended by any notice period mandated under local law; and (k) the Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

14. Data Privacy.
     By entering into this Agreement and accepting the Award, you explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan. You understand that the Company and any Related Company may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
     You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued upon vesting of the Award may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. You authorize the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Company.

EXHIBIT A
ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING SECTION 83(b) ELECTION
     The undersigned, a recipient of __________ shares of Common Stock of Jones Soda Co., a Washington corporation (the “Company”), pursuant to a restricted stock award granted pursuant to the Company’s 2011 Incentive Plan (the “Plan”), hereby states as follows:
     1. The undersigned acknowledges receipt of a copy of the Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the Restricted Stock Award Notice and Restricted Stock Award Agreement pursuant to which the award was granted.
     2. The undersigned either (check and complete as applicable):
(a)	has consulted, and has been fully advised by, the undersigned’s own tax advisor, ________________________, whose business address is _________________________, regarding the federal, state and local tax consequences of receiving shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state law, or

(b)	has knowingly chosen not to consult such a tax advisor.
     3. The undersigned hereby states that the undersigned has decided (check as applicable)
(a)	to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Restricted Stock Award Notice, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986,” or

(b)	not to make an election pursuant to Section 83(b) of the Code.
     4. Neither the Company nor any affiliate or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated:
Recipient

Print Name

EXHIBIT B
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:
1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:________________________

NAME OF SPOUSE:________________________

ADDRESS:________________________

________________________

IDENTIFICATION NO. OF TAXPAYER:________________________

IDENTIFICATION NO. OF SPOUSE:________________________

TAXABLE YEAR: ________________________

2.	The property with respect to which the election is made is described as follows: _______ shares of the Common Stock of Jones Soda Co., a Washington corporation (the “Company”).

3.	The date on which the property was transferred is: _____________, 20___

4.	The property is subject to the following restrictions:

The property is subject to a right pursuant to which taxpayer forfeits the rights in and to the shares if for any reason taxpayer’s service with the Company is terminated. The Company’s right to receive back the shares lapses as follows: ___________________.

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $____________

6.	The amount (if any) paid for such property is: $________
     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.
     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:

Recipient

Dated:

Recipient’s Spouse

DISTRIBUTION OF COPIES
1.	File original with the Internal Revenue Service Center where the taxpayer’s income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.

2.	Attach one copy to the taxpayer’s income tax return for the taxable year in which the property was transferred.

3.	Mail one copy to the Company at the following address:
Jones Soda Co.
234 9th Avenue North
Seattle, WA 98109